National City Home Loan Services, Inc.
P.O. Box 1838
Pittsburgh, PA 15230-1838

FORM OF COMPLIANCE CERTIFICATE

First Franklin Mortgage Loan Trust 2005-FF12
Mortgage Loan Asset-Backed Certificates, Series 2005-FF12

    I, Steven A. Baranet, hereby certify that I am a duly appointed Vice President of National City Home Loan Services, Inc. (the "Servicer"), and further certify as follows:

1.
This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of December 1, 2005, (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, National City Home Loan Services, Inc., as servicer, LsSalle Bank National Association, as master servicer and Citibank, N.A. as trustee.

2.
I have reviewed the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the year.

    Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

    Date: 3-13-06

National City Home Loan Services, Inc. is s subsidiary of National City Bank of Indiana. First Franklin and NationPoint are divisions of National City Bank of Indiana, which is a wholly-owned subsidiary of National City Corporation. National City Home Loan Services, Inc. services loans for the following affiliated entities as First Franklin Loan Services, National City Loan Services end NationPoint:

National City Bank                                       National City Bank of Indiana                                         National City Bank of Kentucky
National City Bank of the Midwest           National City Bank of Pennsylvania                              NationPoint

National City Home Loan Services, Inc.
P.O. Box 1838
Pittsburgh, PA 15230-1838

In WITNESS WHEREOF, the undersigned has executed this certificate as of March  , 2006

By: /s/ Steven S. Baranet
Name: Steven A. Baranet
Title: Vice President

    I, Timothy C. Lulich, a Senior Vice President of the Servicer, hereby certify that Steven A. Baranet is a duly elected, qualified, and acting Vice President of the Servicer and that the signature appearing above is his genuine signature.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March  , 2006

                                                                                                  By: /s/ Timothy C. Lulich
                                                                                                  Name: Timothy C. Lulich
                                                                                                  Title: Senior Vice President

National City Home Loan Services, Inc. is s subsidiary of National City Bank of Indiana. First Franklin and NationPoint are divisions of National City Bank of Indiana, which is a wholly-owned subsidiary of National City Corporation. National City Home Loan Services, Inc. services loans for the following affiliated entities as First Franklin Loan Services, National City Loan Services end NationPoint:

National City Bank                                       National City Bank of Indiana                                         National City Bank of Kentucky
National City Bank of the Midwest           National City Bank of Pennsylvania                              NationPoint